Exhibit 10.9

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of June 27, 2022, between Tidewater Inc., a Delaware corporation (the “Company”), and Banyan Overseas Limited, a limited company organized under the Laws of Bermuda (“Seller”).

RECITALS

WHEREAS, the Company and Seller previously entered into that certain Registration Rights Agreement (the “Agreement”), dated as of April 22, 2022;

WHEREAS, the Parties to the Agreement desire to further amend the Agreement as set forth in this Amendment;

WHEREAS, pursuant to Section 3.11 of the Agreement, any provision of the Agreement may be amended only by a written instrument signed by each of the parties to the Agreement; and

WHEREAS, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.

In Section 2.1(c) of the Agreement, the clause “no more than two (2) Shelf Takedown Requests during any twelve month period, and no more than three (3) Shelf Takedown Requests in the aggregate” is hereby amended and restated in its entirety to read as follows: “no more than three (3) Shelf Takedown Requests during any twelve month period, and no more than five (5) Shelf Takedown Requests in the aggregate.”

2.	Clause (y) of Section 2.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(y) delay complying with a Shelf Takedown Request provided such registration or offering would, in the Company’s reasonable judgment, render the Company unable to comply with applicable securities Laws or that such registration or offering would require disclosure of material information that the Company has a good faith business purpose for preserving as confidential,”

3.	Section 2.2(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Alternative Underwritten Offering Structures. Notwithstanding anything to the contrary in this Agreement, in connection with any Underwritten Offering under this Article II, (i) the Company will reasonably cooperate with a Selling Holder in seeking to arrange with an underwriter for such Selling Holder, in lieu of (and in satisfaction of its obligation to deliver) the Registrable Securities being sold by such Selling Holder, to deliver to the underwriters the number of Warrants that are exercisable for the number of Registrable Securities to be sold by such Selling Holder in such Underwritten Offering or to arrange for such number of Warrants to be exercised such that Registrable Securities may be delivered to such underwriter, and (ii) if it is so recommended by the underwriter in a proposed Shelf Takedown to, in lieu of completing an Underwritten Offering of Registrable Securities in such Shelf Takedown, the Company will issue, offer and sell the same number of shares of Common Stock in an Underwritten Offering and, conditional upon the closing of such Underwritten Offering, use the net proceeds (net of any Selling Expenses payable to the underwriters under such Underwritten Offering) from such sale to buy from Seller that number of Warrants that are exercisable for the number of shares of Common Stock so sold under such Underwritten Offering and, in connection therewith, the Company will reasonably cooperate with the Selling Holder and underwriter, and take customary actions as are requested by the underwriter (including entering into customary underwriting and other related agreements) to complete and otherwise facilitate such transaction. In the case of clause (ii), any Shelf Takedown Request by Seller shall, upon the public announcement of such Underwritten Offering at a price per share of Common Stock agreed to by the Selling Holder, constitute a binding agreement with the Company to sell to the Company the number of Warrants that are exercisable for the applicable number of shares of Common Stock in exchange for such net proceeds received by the Company in such Underwritten Offering (net of any Selling Expenses payable to the underwriters under such Underwritten Offering).”

4.

As of the date of this Amendment, the Company is not aware of any fact or circumstance that could render the Company unable to comply with applicable securities Laws as a result of or in connection with an Underwritten Offering of its Common Stock or that could require disclosure of material information as a result of or in connection with such Underwritten Offering that the Company has a good faith business purpose for preserving as confidential; it being understood and agreed that (i) Applicable Law will not permit the Company to proceed with an Underwritten Offering if the Company is in possession of material non-public information regarding its financial position and results of operation as of and for the three and six month periods ended June 30, 2022 in the absence of the public disclosure of such information, (ii) the Company is in the process of preparing its financial statements for such period and, as a result of the passage of time and the progression of such process, the Company may come to be in possession of material non-public information regarding its financial position and results of operation as of and for such date and periods that it is not aware of as of the date of this Amendment, and (iii) the Company’s practice has previously been not to pre-release its earnings results.

5.	Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the provisions thereof.

6.

After giving effect to this Amendment, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall refer to the Agreement, as amended by this Amendment, and each reference in the Seller Disclosure Schedules to the Agreement to the “Agreement” shall refer to the Agreement as amended by this Amendment.

7.	Article III of the Agreement shall apply to this Amendment, mutatis mutandis.

8.

This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

BUYER:

TIDEWATER INC.

By:
Name: Daniel A. Hudson
Title: Executive Vice President, General Counsel and Secretary

[Signatures continue on the following page]

Signature Page to

First Amendment to Registration Rights Agreement

SELLER:

BANYAN OVERSEAS LIMITED

By:
Name: Martin James Murray
Title: Director

Signature Page to

First Amendment to Registration Rights Agreement